Exhibit 99.1

Rocket Lab Corporation Announces Dollar-for-Dollar Replacement At-The-Market Equity Program

- New equity distribution agreement replaces the Company’s prior equity distribution agreement and provides for an aggregate offering amount equal to the remaining unsold amount; No increase in aggregate amount offered

- Company intends to use any net proceeds to fund a portion of the cash payments for the Iridium acquisition and reduce debt commitments

August 13, 2026

LONG BEACH, Calif.--(BUSINESS WIRE)—Rocket Lab Corporation (Nasdaq: RKLB) (“Rocket Lab” or the “Company”), a global leader in launch services and space systems, today announced that it has entered into a replacement equity distribution agreement with Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (the “equity distribution agreement”) under which it may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $1,944,369,826 from time to time pursuant to an “at the market” program (the “ATM Program”). The equity distribution agreement replaces the Company’s prior equity distribution agreement dated May 20, 2026 (the “prior sales agreement”) carrying forward the unsold offering amount under that agreement. The Company has terminated its prior sales agreement. No additional Shares beyond the unsold offering amount is being offered under the ATM Program.

Rocket Lab currently intends to use all or a portion of the net proceeds from the sale of Shares under the ATM Program to fund cash payments under its previously announced proposed acquisition of Iridium Communications Inc. (the “Iridium Acquisition”) and reduce the commitments under its committed senior secured debt bridge facility. The Company also separately announced today additional updates on the Iridium Acquisition, including the expiration of the HSR waiting period, the initial filing of its Registration Statement on Form S-4 related to the transaction (which registration statement has not yet become effective), the filing of its FCC applications, and updates on its capital strategy for the Iridium Acquisition.

The offering of Shares under the ATM Program is not conditioned upon the completion of the Iridium Acquisition. If the Company does not consummate the Iridium Acquisition or if it has excess proceeds from the offering of Shares under the ATM Program, the Company intends to use the net proceeds to fund future growth, including potential future acquisitions, and for general corporate and working capital purposes.

Any sales of Shares under the ATM Program will be through Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as sales agents and/or principals, in “at the market” offerings, including on Nasdaq or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The equity distribution agreement also provides for certain forward sale agreements.

The offer and sale of Shares under the ATM Program will be made pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-285707) originally filed with the SEC by the Company’s predecessor on March 11, 2025, as amended by post-effective amendment on May 27, 2025 and adopted by the Company. Prospective investors should read the prospectus contained in the registration statement and the prospectus supplement relating to the ATM Program (including the documents incorporated by reference therein) for more complete information about the Company and the ATM Program, including the risks associated with investing. Copies of the prospectus supplement and related prospectus may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Group, 1 Columbus Circle, New York, NY 10019, by telephone: (800) 503-4611, or by email: prospectus.cpdg@db.com; or Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, Attention: WFS Customer Service, toll-free at 1-800-645-3751 (option #5) or email to WFScustomerservice@wellsfargo.com. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

There can be no assurance that the Company will sell any shares under the ATM Program. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by the Company.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus.

About Rocket Lab

Rocket Lab (Nasdaq: RKLB) is an end-to-end space company delivering rockets, satellites, and spacecraft components for commercial, government, and defense missions. Driven by its industry-leading small-lift rockets Electron and HASTE and its upcoming reusable Neutron medium-lift rocket, Rocket Lab delivers reliable and responsive launch for the world’s most important missions from constellation deployment to missile defense. Rocket Lab’s satellites and components have powered more than 1,700 missions in Earth orbit, as well as deep-space exploration of the Moon, Mars, and beyond.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the ATM Program and the use of proceeds of sales, if any, under the ATM Program, the proposed Iridium Acquisition and financing plans for the acquisition, our launch and space systems operations, launch schedule and window, safe and repeatable access to space, Neutron development, operational expansion and business strategy, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://investors.rocketlabcorp.com which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.